RBC FUNDS TRUST

Exhibit to Item 77Q1(e)

Copies of Any New or Amended Registrant Investment Advisory
Contracts

1.On December 18, 2017, the Master Investment Advisory
Agreement between RBC Funds Trust and RBC Global Asset
Management (U.S.) Inc. dated September 1, 2011 was amended
(the "Amendment") to change Annual Fee Rate for the RBC
BlueBay Diversified Credit Fund. A copy of the Amendment is incorporated by reference to Exhibit (d)(8)(iv) of Post-
Effective Amendment No. 122 to the Registration Statement filed with the SEC via EDGAR on January 26, 2018.
(Accession No. 0000897101-18-000066).